EXHIBIT 12

                               RJR NABISCO, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/
            DEFICIENCY IN THE COVERAGE OF FIXED CHARGES BY EARNINGS
                              BEFORE FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                            YEAR ENDED
                                                           DECEMBER 31,                  FEBRUARY 9, 1989     JANUARY 1, 1989
                                            ------------------------------------------        THROUGH             THROUGH
                                              1993       1992       1991       1990      DECEMBER 31, 1989   FEBRUARY 8, 1989
                                            ---------  ---------  ---------  ---------  -------------------  -----------------
Earnings before fixed charges:
  Income (loss) from continuing
  operations..............................  $      (4) $     783  $     349  $    (283)      $    (816)          $    (197)
  Provision for income taxes..............        116        693        301        152             (74)                (66)
                                            ---------  ---------  ---------  ---------        --------             -------
  Income (loss) before income taxes.......        112      1,476        650       (131)           (890)               (263)
  Interest expense........................      1,167      1,340      2,030      2,724           2,655                  44
  Amortization of debt issuance costs.....         19         19        110        175             444              --
  Interest portion of rental expense......         52         49         56         49              41                  11
                                            ---------  ---------  ---------  ---------        --------             -------
Earnings before fixed charges(a)..........  $   1,350  $   2,884  $   2,846  $   2,817       $   2,250           $    (208)
                                            ---------  ---------  ---------  ---------        --------             -------
                                            ---------  ---------  ---------  ---------        --------             -------
Fixed charges:
  Interest expense........................  $   1,167  $   1,340  $   2,030  $   2,724       $   2,655           $      44
  Amortization of debt issuance costs.....         19         19        110        175             444              --
  Interest portion of rental expense......         52         49         56         49              41                  11
  Capitalized interest....................          9          5         10         12              12                   3
                                            ---------  ---------  ---------  ---------        --------             -------
     Total fixed charges..................  $   1,247  $   1,413  $   2,206  $   2,960       $   3,152           $      58
                                            ---------  ---------  ---------  ---------        --------             -------
                                            ---------  ---------  ---------  ---------        --------             -------
Deficiency in the coverage of fixed
  charges by earnings before fixed
  charges.................................  $  --      $  --      $  --      $    (143)      $    (902)          $    (266)
                                            ---------  ---------  ---------  ---------        --------             -------
                                            ---------  ---------  ---------  ---------        --------             -------
Ratio of earnings to fixed charges........        1.1        2.0        1.3     --              --                  --
                                            ---------  ---------  ---------  ---------        --------             -------
                                            ---------  ---------  ---------  ---------        --------             -------

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(a) Includes non-cash amortization of trademarks and goodwill for each of the years in the four-year period ended December 31, 1993 and each of the periods within the one-year period ended December 31, 1989 of $625 million, $616 million, $609 million, $608 million, $557 million and $10 million, respectively.